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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): March 9, 2001

                        Service Corporation International
             (Exact Name of Registrant as Specified in Its Charter)

            Texas                   1-6402-1                 74-1488375
(State or Other Jurisdiction       (Commission              (IRS Employer
      of Incorporation)            File Number)           Identification No.)

     1929 Allen Parkway
       Houston, Texas                                           77019
    (Address of Principal                                     (Zip Code)
     Executive Offices)
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       Registrant's telephone number, including area code: (713) 522-5141


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Item 5. Other Events.

     Service Corporation International (the Company) has finalized its discussions with the staff of the Securities and Exchange Commission regarding the implementation of Staff Accounting Bulletin No. 101, "Revenue Recognition in
Financial Statements" (SAB No. 101). SAB No. 101 will be implemented in the fourth quarter of 2000 by the Company and will not have an impact on the Company's consolidated cash flows. As a result of the discussions with the SEC
Staff, the Company has agreed to change certain of its accounting policies primarily with respect to the timing of revenue recognition related to preneed cemetery sales. The Company's conclusions regarding the application of SAB No.
101 are fully described in a letter to the SEC attached as Exhibit 99.1 to this Current Report on Form 8-K which exhibit is hereby incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

         99.1     Letter dated March 9, 2001 from Service Corporation
                  International to Mr. Lynn Turner, Chief Accountant of the
                  Securities and Exchange Commission regarding the Company's conclusions regarding the application of SAB No. 101.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SERVICE CORPORATION INTERNATIONAL

Date: March 12, 2001                   By: /s/ W. Cardon Gerner
                                           -----------------------
                                              W. Cardon Gerner
                                              Vice President
                                              Corporate Controller


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                                 EXHIBIT INDEX


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
EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

 99.1             Letter dated March 9, 2001 from Service Corporation
                  International to Mr. Lynn Turner, Chief Accountant of the
                  Securities and Exchange Commission regarding the Company's conclusions regarding the application of SAB No. 101.
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